UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2003

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA (Address of principal executive offices)		24019 (Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Item 5.     Other events.

On January 10, 2003, we entered into a Stock Purchase Agreement with A.G. Edwards & Sons, Inc. to repurchase approximately 21% of our outstanding common shares, no par value, in an unregistered privately negotiated transaction. Pursuant to the terms of the Stock Purchase Agreement, we repurchased the 1,475,867 shares of common stock at $2.00 per share for a total purchase price of $2,951,734.

A.G. Edwards & Sons, Inc. held the repurchased shares as security for personal margin loans made to Robert Kopstein, our former Chairman, President and Chief Executive Officer. The purchase price for the shares was paid using a combination of borrowings under our credit facility and cash on hand. The unregistered shares will be retired. After the repurchase, we had 5,452,785 common shares issued and outstanding.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.	Document Description
	99.1	Press release dated January 13, 2003, announcing the repurchase of 1,475,867 shares of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Neil D. Wilkin, Jr.
Name:	Neil D. Wilkin, Jr.
Title:	President and Chief Financial Officer

Dated: January 21, 2003

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit No.	Description
99.1	Press Release dated January 13, 2003